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Exhibit 10

CERTIFICATE OF CORRECTION
OF THE
CERTIFICATE OF DESIGNATION
OF
CBL & ASSOCIATES PROPERTIES, INC.

        This certificate of correction is being duly executed and filed by the undersigned to correct the certificate of designation of a domestic corporation under the provisions of Section 103(f) of the Delaware General Corporation Law. It is hereby certified as follows:

        FIRST:    The name of the corporation (the "Corporation") is: CBL & ASSOCIATES PROPERTIES, INC.

        SECOND:    The date of filing of the Corporation's original certificate of incorporation with the Secretary of State of the State of Delaware is July 13, 1993.

        THIRD:    The title and date of filing of the Corporation's certificate to be corrected by virtue of this certificate of correction is as follows: Certificate of Designation of CBL & Associates Properties, Inc. (the "Certificate of Designation"), filed with the Secretary of State of the State of Delaware on August 13, 2003.

        FOURTH:    The inaccuracy or defect of the Certificate of Designation to be corrected is as follows: The Certificate of Designation inaccurately set forth the number of shares of 7.75% Series C Cumulative Redeemable Preferred Stock authorized to be issued.

        FIFTH:    In order to correct the foregoing inaccuracy or defect, any reference in the Certificate of Designation to the number "4,830,000" is corrected to read "483,000" in Article "First" and the resolution paragraph of the Certificate of Designation.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its authorized officer as of October 6, 2003.

By:	/s/ John N. Foy
Name:	John N. Foy
Title:	Vice Chairman of the Board and Chief Financial Officer

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CERTIFICATE OF CORRECTION OF THE CERTIFICATE OF DESIGNATION OF CBL & ASSOCIATES PROPERTIES, INC.